SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           AMENDMENT NO. 1 TO FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        THE SINGING MACHINE COMPANY, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                                      91-1605108
         --------                                      ----------
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)


6601 Lyons Road, Bldg. A-7
Coconut Creek, Florida                                                 33307
-----------------------------                                       ------------
(Address of Principal Executive Officer)                              Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
         -------------------                      ------------------------------
         Common Stock                             American Stock Exchange

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock
         ------------
         (Title of Class)

         Redeemable Common Stock Purchase Warrant
         ----------------------------------------
         (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

GENERAL

         We are filing this registration statement to register shares of our common stock under Section 12(b) of the Securities Exchange Act of 1934. The material terms of our common stock are described below. At the present time, our amended certificate of incorporation authorizes:

         *18,900,000 shares of common stock, *100,000 shares of Class A common stock, and *1,000,000 shares of convertible preferred stock.

COMMON STOCK

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Singing Machine, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and nonassessable.


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CLASS A COMMON STOCK

         Our amended certificate of incorporation authorize the issuance of 100,000 shares of Class A common stock. In connection with our public offering in 1994, all issued shares of our Class A common stock were converted into shares of our common stock. We do not plan on issuing any shares of our Class A common stock and will delete this provision from our amended certificate of incorporation after obtaining approval from our stockholders at our next stockholder's meeting.

CONVERTIBLE PREFERRED STOCK

         Our Board of Directors has the authority, without further action by our stockholders, to issue up to 1,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. In April 1999, we authorized the issuance of 1,000,000 shares of our convertible preferred stock in connection with a private offering of our units. All of these shares of convertible preferred stock were converted into shares of our common stock automatically on April 1, 2000.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS AND DELAWARE LAW

         Certain provisions of our amended certificate of incorporation, bylaws and Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

CUMULATIVE VOTING

         Our amended certificate of incorporation does not permit our stockholders the right to cumulate votes in the election of directors.

SPECIAL MEETING OF STOCKHOLDERS

         Our bylaws provided that special meetings of our stockholders may only be called by (1) resolution of the Board or the president or (2) the president or the secretary upon the written request (stating the purpose of the meeting) of a majority of the directors then in office or the holders of a majority of the outstanding shares entitled to vote.

AUTHORIZED BUT UNISSUED SHARES

         The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including public or private offerings to raise capital, corporate acquisitions and


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employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us, by means of a proxy contest, tender offer, merger or otherwise.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

         We have adopted provisions in our amended certificate of incorporation and bylaws that limit the liability of our directors to the fullest extent permitted by the by the Delaware General Corporation Law. Pursuant to such provisions, no director will be liable to the Singing Machine or its stockholders for monetary damages for breaches of certain fiduciary duties as a director of the Singing Machine. The limitation of liability will not affect a director's liability for (1) a breach of the director's duty of loyalty to the Singing Machine or its stockholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) any unlawful distributions, or (4) a transaction from which the director receives an improper personal benefit. The limitation of liability also will not affect the availability of equitable remedies such as injunctive relief or rescission.

         Our amended certificate of incorporation and bylaws require, us to indemnify our officers and directors to the fullest extent permitted by Delaware law. We intend to enter into indemnification agreements with our directors and executive officers. These agreements, among other things, indemnify our directors and executive officers for certain expenses, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Singing Machine, arising out of the person's services as a director or executive officer of the Singing Machine or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling person based on the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

DELAWARE LAW

         Under Delaware law, a corporation may not engage in any "business combination" (as defined in the Delaware General Corporation Law) with an "interested stockholder" for three years after such stockholder becomes an interested stockholder. An interested stockholder is any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation. A corporation may enter into a business combination with an interested stockholder if:

         (a) the Board of Directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder before the date on which the stockholder becomes an interested stockholder;


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         (b) upon consummation of the transaction resulting in the stockholder reaching the 15% threshold, the stockholder owned 85% of the outstanding voting shares at the time the transaction commenced, excluding those shares held by directors who are also officers or employee stock plans in which the participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer; or

         (c) on or subsequent to becoming an interested stockholder, the business combination is approved by the Board of Directors and is authorized at a meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

ITEM 2.           EXHIBITS

         The following documents are included as exhibits.

         1. Certificate of Incorporation of the Singing Machine filed with the Delaware Secretary of State on February 15, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the with Securities and Exchange Commission on March 7, 2000).

         2. Certificate of Agreement of Merger between the Singing Machine Company, Inc., a California corporation, and the Singing Machine Company, Inc., a Florida corporation, filed with the Delaware Secretary of State on May 3, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         3. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on July 19, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         4. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on July 26, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         5. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on November 4, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         6. Certificate of Renewal of the Singing Machine filed with the Delaware Secretary of State on April 2, 1998 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         7. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on April 20, 1998 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).


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         8.       Certificate of Amendment of the Singing Machine filed with the
                  Delaware Secretary of State on May 7, 1998 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         9. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on April 13, 1999 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         10. Certificate of Designations, Preferences and Rights of Preferred Stock of the Singing Machine filed with the Delaware Secretary of State on April 15, 1999 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         11. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on September 29, 200 (incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-QSB filed with the SEC on November 14,2000).

         12. By-Laws of the Singing Machine Company (incorporated by reference to Exhibit 3.2 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

         13. Form of Certificate Evidencing Shares of Common Stock (incorporated by reference to Exhibit 4.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of the undersigned thereto duly authorized.

                               THE SINGING MACHINE COMPANY, INC.


Dated: March 2, 2001           /s/ John Klecha
       ------------------      ---------------------------------
                               Chief Operating Officer, Chief Financial Officer,
                               Treasurer, Secretary and Director


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                                INDEX OF EXHIBITS

Exhibit No.       Description
-----------       -----------

   1. Certificate of Incorporation of the Singing Machine filed with the Delaware Secretary of State on February 15, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the with Securities and Exchange Commission on March 7, 2000).

   2. Certificate of Agreement of Merger between the Singing Machine Company, Inc., a California corporation, and the Singing Machine Company, Inc., a Florida corporation, filed with the Delaware Secretary of State on May 3, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   3. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on July 19, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   4. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on July 26, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   5. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on November 4, 1994 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   6. Certificate of Renewal of the Singing Machine filed with the Delaware Secretary of State on April 2, 1998 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   7. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on April 20, 1998 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   8. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on May 7, 1998 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   9. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on April 13, 1999 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   10. Certificate of Designations, Preferences and Rights of Preferred Stock of the Singing Machine filed with the Delaware Secretary of State on April 15, 1999 (incorporated by reference to Exhibit 3.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   11. Certificate of Amendment of the Singing Machine filed with the Delaware Secretary of State on September 29, 200 (incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-QSB filed with the SEC on November 14,2000).

   12. By-Laws of the Singing Machine Company (incorporated by reference to Exhibit 3.2 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).

   13. Form of Certificate Evidencing Shares of Common Stock (incorporated by reference to Exhibit 4.1 of our registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 7, 2000).